UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2005

Timeline Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	1-13524	31-1590734
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3055 112th Ave. NE, Suite 106, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-822-3140

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Concurrently with the closing on the Asset Sale, on August 31, 2005 Timeline entered into a Patent License Agreement with Global. Under the terms of the Patent License Agreement, Timeline granted to Global a non-exclusive perpetual, fully paid license under its patent rights to use, maintain, distribute and develop the WorkWise and Analyst Financial products, including the right to sublicense to OEMs, VARs, resellers and other distributors, in connection with the worldwide sale and distribution of the WorkWise and Analyst Financials products. A copy of the Patent License Agreement is included as an exhibit to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective August 31, 2005, Timeline, Inc. completed the sale of substantially all of its software licensing operations to a wholly-owned subsidiary of Global Software, Inc., pursuant to the terms of an Asset Purchase Agreement entered into with Global Software, Inc. dated July 20, 2005. A copy of the Asset Purchase Agreement was previously included as an exhibit to Timeline’s Form 8-K filed with the SEC on July 25, 2005.

As previously described, under the terms of the Asset Purchase Agreement, Timeline agreed to sell its software licensing operations to Global over two stages, consisting of (1) the sale of 100% of stock in its U.K. subsidiary, Analyst Financials Limited, and certain other assets and customer contracts, (the "Stock Sale"), and (2) the sale of its other software assets (the "Asset Sale"). The Stock Sale closed on July 20, 2005, simultaneous with the execution of the Asset Purchase Agreement.

On August 30, 2005, at Timeline’s annual meeting of shareholders, holders of more than 78% of Timeline’s issued and outstanding common stock approved the terms of the Asset Purchase Agreement and authorized Timeline to complete the Asset Sale. Subsequently, the Asset Sale closed on August 31, 2005.

The following is a summary of the Asset Sale, as more fully described in the Asset Purchase Agreement:

• Timeline sold to Global the following:

• its software products known as Analyst Financials / Analyst Suite and WorkWise Data Agent Server and Business Alerts® (including all source and object code, all prior versions, versions under development, documentation including installation, implementation and help manuals and guides for users and programmers/developers) (the "Software-Related Assets");
• its trademarks, trade names, service marks, copyrights and goodwill and other intellectual property, whether registered or not, associated with the Software Related Assets whether in the United States or overseas (excluding its patent rights);
• its customer lists, customer contracts, goodwill, contracts and contract rights with regard to customers of its software licensing business (other than accounts receivable);
• its right, title and interest in the names "Timeline" (other than "Timeline, Inc." and "TMLN"), "WorkWise," "Analyst Financials," "Analyst Suite" and stylized marks derivative thereof;
• the domain names www.timeline.com, www.analystfinancials.com, www.analyst-financials.com and www.workwise.com;
• substantially all of Timeline’s equipment, and all of its inventory, fixtures and capitalized software; and
• all books and records related to the foregoing.

• Global assumed certain liabilities of Timeline, including the office lease in Bellevue, WA, ongoing obligations with respect to prepaid maintenance fees, and accrued vacation time for Timeline’s U.S.-based employees hired by Global;

• Timeline entered into a Patent License Agreement with Global;

• Timeline retained all assets not sold to Global, including

• its patents, patent applications, patent license agreements and royalty agreements (including all causes of action, claims and rights against third parties that relate to the patents);
• certain equipment and tangible personal property not being transferred to Global;
• its cash, accounts receivable, deposits, prepaid expenses and cash equivalent items at closing; and
• the domain name www.tmln.com;

• Global paid to Timeline $380,000 in cash, and issued to Timeline a promissory note in the amount of $520,000 (bearing simple interest at a rate of 6% per annum), of which $260,000 will be payable on the 18-month anniversary of closing, and $260,000 will be payable on the 36-month anniversary of closing;

• Effective for four years from closing of the Asset Sale, Timeline agreed not to compete anywhere in the world in the software business being sold to Global, except that Timeline may continue to pursue licensing and other rights with respect to its patents;

• Global agreed to cooperate with Timeline, at Timeline’s request, with respect to the prosecution of any patent infringement claim, and Timeline to pay a 3% royalty to Global on those licenses where Global has provided assistance; and

• Global hired a majority of Timeline’s employees.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Timeline will file by amendment to this Current Report on Form 8-K any required pro forma financial statements with respect to the Asset Sale within 71 days after the date that this Form 8-K is due.

(c) Exhibits

10.1 Patent License Agreement, dated August 31, 2005, by and among Global Software, Inc., Timeline Acquisition LLC, Timeline, Inc. and WorkWise Software, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timeline Inc.

September 1, 2005	By:	/s/ Paula H. McGee

Name: Paula H. McGee
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Patent License Agreement dated August 31, 2005